DEVELOPMENT AGREEMENT BETWEEN MANTHEY REDMOND
CORPORATION AND MANTHEY HOLDINGS PTY LIMITED

THIS AGREEMENT is made on        May 1, 2009.

BETWEEN:

MANTHEY REDMOND CORPORATION (“the Licensee”),

AND

MANTHEY HOLDINGS PTY LIMITED (“Development Company”)

(hereinafter collectively the “Parties”)

WITNESSETH:

A.	WHEREAS, the Licensee has a right to sublicense, develop, manufacture, have manufactured, use and sell or supply licensed products based on the said Patents; and

B.
The Development Company is willing to provide exclusive use of its engineering facility and employees for the purpose of research and development related to the technology contained in the said Patents; and

C.	The parties wish to record this arrangement by this written agreement.

WHEREBY IT IS AGREED:

1.	Definitions

In this Agreement the following words shall have the following meanings:

“Commencement Date”	July 1, 2009

“Dollars”	means the currency of the United States of America.

“Invention”	the invention claimed in the Patents referred to in the Patent Licensing Agreement.

“Licence”	means the licence granted in accordance with the Patent Licensing Agreement

“Patent Licence Agreement”	means the written agreement entered into and between the Licensee and Manthey Redmond (Aust) Pty Limited on May 1, 2009.

“Owner”	means Manthey Redmond (Aust) Pty Limited, the registered owner of the Patents.

“Patents”
means any and all of the patents that are, or will be granted in the future based on the description of invention referred to in schedule 1 of the Patent Licence Agreement, including any continuations, continuations in part, extensions, reissues, divisions, and including any patents, supplementary protection certificates and similar rights that are based on or derive priority from the foregoing;

“Principal Sum”	means $540,000.00

“Research Facility”	means the engineering facility owned and operated by the Development Company.

2.	Compensation for Services

2.1	The Licensee agrees to pay to the Development Company an amount not less than $30,000 on the first day of each calendar month from the commencement date.

3.	Services and Goods to be provided the Development Company

3.1         In consideration of payment received pursuant to clause 2 of this agreement, the Development Company agrees to build and test prototypes based on the Patents at its Research Facility.

3.2         The services referred to in clause 3.1 herein do not include services relating to the transport of prototypes away from the Research Facility. All costs associated with the transport and demonstration of prototypes are to be borne by the Licensee.

4.	Commencement and Termination by Expiry

4.1         This Agreement shall come into effect on the Commencement Date and, unless terminated earlier in accordance with clause 4 of this agreement, shall continue in force until the Principal Sum has been advanced by the Owner to the Licensee.

4.2         The Development Company may terminate this agreement in the event the Patent Licence Agreement is validly terminated.

5.	Independent Contractor

5.1         It is understood by the Development Company that as an independent contractor, it is the Development Company’s sole responsibility and obligation to pay to the relevant Federal, State and local governments any and all taxes that become due as a result of payments made to the Development Company under this agreement.

6.	General

6.1       Force majeure
Neither Party shall have any liability or be deemed to be in breach of this Agreement for any delays or failures in performance of this Agreement which result from circumstances beyond the reasonable control of that Party, including without limitation labour disputes involving that Party.

6.2 Amendment
This Agreement may only be amended in writing signed by duly authorised representatives of the Owner and the Licensee.

6.3 Assignment and third party rights

Neither party shall assign, mortgage, charge or otherwise transfer any rights or obligations under this Agreement, nor any of the Patents or rights under the Patents, without the prior written consent of the other Party.

6.4 Waiver
No failure or delay on the part of either Party to exercise any right or remedy under this Agreement shall be construed or operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude the further exercise of such right or remedy.

6.5 Invalid clauses
If any provision or party of this Agreement is held to be invalid or unenforceable, this Agreement shall be deemed to be amended by the addition or deletion of wording as appropriate to remove the invalid part or provision but otherwise to retain the provision and the other provisions of this Agreement to the maximum extent permissible under applicable law.

6.6 No-agency
Neither Party shall act or describe itself as the agent of the other, nor shall it make or represent that it has authority to make any commitments on the other’s behalf.

6.7 Interpretation
In this Agreement:
(a)	the headings are used for convenience only and shall not affect its interpretation;
(b)	references to persons shall include incorporated and unincorporated persons; reference to the singular include the plural and vice versa; and references to the masculine include the feminine.

6.8 Notices
Any notice to be given under this Agreement shall be in writing and shall be sent by first class mail or air mail, or by fax (confirmed by first class mail or air mail), to the address of the relevant Party, or to the relevant fax number utilised by the relevant Party.

6.9 Law and Jurisdiction
The validity, construction and performance of this Agreement shall be governed by the law of Queensland, Australia.

6.10 Further action
Each Party agrees to execute, acknowledge and deliver such further instruments, and do all further similar acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

6.11 Entire agreement
This Agreement sets out the entire agreement between the Parties relating to its subject matter and supersedes all prior oral or written agreements, arrangements or understandings between them relating to such subject matter. The parties acknowledge that they are not relying on any representation, agreement, term or condition which is not set out in this Agreement.

6.12 This agreement is a deed.

IN WITNESS the Parties hereto have duly executed this Agreement on the date first above written:

EXECUTED BY
MANTHEY REDMOND CORPORATION
)
By its duly authorised officer	)

EXECUTED BY
MANTHEY HOLDINGS Pty Ltd
)
By its duly authorised officer	)